EXHIBIT 10j


                                ---------------

                                    FORM OF
                             KEY EMPLOYEE AGREEMENT

                                ---------------



To:      William Blocher, Ph.D.
         7 Redgate Lane                                   As of October 12, 1996
         Amherst, NH  03031


         The  undersigned,   WebSecure,   Inc.,  a  Delaware   corporation  (the
"Company"), hereby agrees with you as follows:

         1. POSITION AND RESPONSIBILITIES.

                  1.1 You shall serve as Chief Technical Officer for the Company reporting to the president, and shall perform the duties customarily associated with such capacity from time to time and at such place or places as are appropriate and necessary in connection with such employment.


                  1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You agree to devote at least forty hours per week to the business of the Company. You agree to perform such executive duties as may be assigned to you by or on authority of the Company's Board of Directors from time to time. After receipt of notice of termination of your employment hereunder pursuant to Section 2, you shall continue to be available to the Company for up to twenty (20) hours per week for a period of up to four
(4) weeks to assist in any necessary transition, with your compensation for that period based on your full salary at the time of termination.


                  1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

         2. TERM OF EMPLOYMENT.

                  2.1 The term of this Agreement shall be for the period of years set forth on Exhibit A annexed hereto commencing with the effective date hereof. Thereafter, this Agreement shall be automatically renewed for successive periods of one (1) year, unless the Company or you shall give the other not less than three (3) months prior written notice of non-renewal. Your employment with the Company may be terminated at any time only as provided in Section 2.2.






                  2.2 The Company shall have the right, on written notice to you, to terminate your employment:

                            (a)  immediately  at any time for  cause;  or at any
time without cause, or by not renewing this Agreement pursuant to Section 2.1 hereof, provided the Company shall be obligated to pay you as severance pay an amount equal to six (6) months of the annual Base Salary (as set forth on Exhibit A hereto, as adjusted by periodic increases, if any),less applicable taxes and other required withholdings and any amounts you may owe to the Company and provided further that the Company shall continue in full force and effect for a period of six (6) months all health and insurance benefits that you enjoyed at the time of your termination. All unvested stock options would vest on the date of your termination.

                  2.3  For purposes of Section 2.2, the term "cause" shall mean:

                           (a) Your  intentional  failure  or refusal to perform
                               the services specified herein, or to carry out any reasonable and lawful directions of the Company with respect to the services to be rendered or the manner of rendering such services by you; provided, however, that (i) such failure or refusal is material and repetitive, and (ii) you have been given reasonable notice and explanation of each refusal or failure, and reasonable opportunity to cure such refusal or failure, and no cure has been effected within a reasonable time after notice;

                           (b) conviction of a felony;

                           (c) fraud or embezzlement involving the assets of the
                               Company, its customers, suppliers or affiliates;

                           (d) inability for a continuous period of at least one
                               hundred twenty (120) days to perform duties hereunder due to a physical or mental disability; or

                           (e) breach of any term of this  Agreement  other than
                               as noted in (a) above, provided, however, that prior to any such termination, you have had a reasonable opportunity to be heard thereon. Further, any dispute, controversy, or claim arising out of, in connection with, or in relation to this definition of "cause" shall be settled by arbitration in Boston, Massachusetts, pursuant to the rules then in effect of the American Arbitration Association. Any award or determination shall be final, binding, and conclusive upon the parties, and a judgment rendered may be entered in any court having jurisdiction thereof.


                  2.4 If at any time (i) the Company or a substantial portion of the Company is acquired without the approval of the Board of Directors, (ii) your employment is terminated without cause, (iii) your salary is reduced without your consent, (iv) there is a substantial change in your position or authority within the Company without your consent, or (v) there is a change of your principal place of employment from the greater Boston, Massachusetts area without your consent, the Company shall be obligated to pay to you within thirty
(30) days of the date of your termination, as severance pay 150% of your annual base salary for six (6) months (as set forth on Exhibit A hereto), less applicable taxes, other required withholdings and any amounts you may owe to the Company and provided further that the Company shall continue in full force and effect for a period of six (6) months all health and insurance benefits that you enjoyed at the time of your termination.


                  2.5 You shall have the right to terminate this Agreement for any reason upon not less than sixty (60) days prior written notice to the Company.

         3. COMPENSATION. You shall receive the compensation and benefits set forth on Exhibit A hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit C between you and the Company (the "Proprietary Information and Inventions Agreement").

         4. OTHER ACTIVITIES DURING EMPLOYMENT.


                  4.1 Except for any outside employments and directorships currently held by you as listed on Exhibit B hereto, and except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor.


                  4.2 You hereby agree that, except as disclosed on Exhibit B hereto, during your employment hereunder, you will not, directly or indirectly, engage (a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than five percent (5%) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in any line of business engaged in or under demonstrable development by the Company (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit C hereto, you hereby represent that you are not engaged in any of the foregoing capacities (a) through (i) in any Prohibited Enterprise.

         5. FORMER EMPLOYERS.

                  5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 5.2.

                  5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own all information which is common knowledge in the industry or otherwise legally in the public domain.

         6. PROPRIETARY INFORMATION AND INVENTIONS. You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement.

         7. POST-EMPLOYMENT ACTIVITIES.

                  7.1 For a period of six months after your termination with cause or the expiration of your employment with the Company hereunder, absent the Company's prior written approval, you will not directly or indirectly engage in activities similar or reasonably related to those in which you shall have engaged hereunder during the six months immediately preceding termination or expiration, nor render services similar or reasonably related to those which you shall have rendered hereunder during such six months to any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company ("Direct Competitor") in any line of business engaged in or under development by the Company. Nor shall you entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 7. As used in this Section 7.1, the term "any line of business engaged in or under development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consulting arrangement.

                  7.2 For a period of six months after the termination of your employment with the Company, the provisions of Section 4.2 shall be applicable to you and you shall comply therewith. As applied to such one (1) year post-employment period, the term "any other line of business engaged in or under development by the Company," as used in Section 4.2, shall be applied as at the date of termination of your employment with the Company or, if later, as at the date of termination of any post-employment consulting arrangement with the Company.

                  7.3 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment (or any post-employment consulting arrangement) so long as you do not thereby violate any term of the Proprietary Information and Inventions Agreement.

         8. REMEDIES. Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 6, 7, 8 and 9 of this Agreement (as modified by Section 10, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 7 would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach.

         9. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law.

         10. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

         11. NOTICES. Any notice which the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any notice under this Section 11 shall be deemed to be the date of delivery thereof.

         12. WAIVERS. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         13. COMPLETE AGREEMENT; AMENDMENTS. The foregoing including Exhibits A, B and C hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

         14. HEADINGS. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

         15. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         16. GOVERNING LAW. This Agreement shall be governed by and construed under Massachusetts law.

         If you are in agreement with the foregoing, please sign your name below and also at the bottom of the Proprietary Information and Inventions Agreement, whereupon this Agreement shall become binding in accordance with its terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                                Very truly yours,

                                                WebSecure, Inc.


                                                By:
                                                   -----------------------------
                                                   Robert Kuzara, President

Accepted and Agreed:



------------------------
William Blocher, Ph.D.

EXHIBIT A



                   EMPLOYMENT TERM, COMPENSATION AND BENEFITS

                            OF WILLIAM BLOCHER, PH.D.


1. TERM. The term of the Agreement to which this Exhibit A is annexed and incorporated shall be until October 1, 1999

2.       COMPENSATION.

                  (a) Base Salary. Your Base Salary shall be $102,000.00 per annum, payable in accordance with the Company's payroll policies.

                  (b) Bonuses. You shall be entitled to such bonuses as may be determined by the Company's Board of Directors.


                  (c) Performance Reviews. Written reviews will be performed annually on your hire date anniversary . Salary increases will be determined at the discretion of the compensation committee of the Board of Directors.


3. STOCK OPTIONS. You will be offered 50,000 Stock Options at $4.00 per share to be vested over three (3) years with the first vesting to be April 1, 1997.

4. VACATION. You shall be entitled to all legal and religious holidays, and four (4) weeks paid vacation per annum. You will be allowed to carry over unused vacation entitlement to future periods or at your option receive compensation equivalent to the unused vacation entitlement at your then current salary.

5. INSURANCE AND BENEFITS. You shall be eligible for participation in any health or other group insurance plan which may be established by the Company or which the Company is required to maintain by law. You shall also be eligible to receive any other benefits which are provided to any of the executive officers of the Company.


6. SICK LEAVE. You shall be entitled to 5 (five) sick days per year. Sick days will be allowed to carry over to future periods if unused. No more than 65 days will be allowed to accrue.

EXHIBIT B



                    OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS OF

                             WILLIAM BLOCHER, PH.D.



      1.      BBC Computers, Inc.
      2.      BBC Stores, Inc.
      3.      Presage Corp.
      4.      Harvard University
      5.      Boston University








                                       B-1







EXHIBIT C


                                 -------------

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                 -------------




To:      WebSecure, Inc.                                  As of  October 1, 1996

         1711 Broadway
         Corporate Center North
         Saugus, Massachusetts  01906



         The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

         1. CONFIDENTIALITY. I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

         2. CONFLICTING EMPLOYMENT; RETURN OF CONFIDENTIAL MATERIAL. I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations


                                       C-1







to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.

         3. ASSIGNMENT OF INVENTIONS.


                  3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions.


                  3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

                   3.3 Any discovery, process, design, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (b) does not result, directly or indirectly, from any work performed by me for the Company.

         4. DISCLOSURE OF INVENTIONS. I agree that in connection with any Invention, I will promptly disclose such Invention to my immediate superior at the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

         5.       PATENTS AND COPYRIGHTS; EXECUTION OF DOCUMENTS.

                  5.1 Upon request, I agree to assist the Company or its nominee (at its


                                       C-2







expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

                   5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

         6. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.


         7. PRIOR INVENTIONS. It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.


         8. OTHER OBLIGATIONS. I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.



                                       C-3







         9. TRADE SECRETS OF OTHERS. I represent that my performance of all the terms of this Agreement and my position as an employee of the Company do not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

         10. MODIFICATION. I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

         11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.


         12. INTERPRETATION. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.


         13. WAIVERS. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.


         14. COMPLETE AGREEMENT, AMENDMENTS. I acknowledge receipt of this Agreement, and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by either party of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, and, in the case of the Company, upon written authorization of the Company's Board of Directors.




                                       C-4






         15. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         16. COUNTERPARTS. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.



                                       C-5









         17. GOVERNING LAW. This Agreement shall be governed and construed under Massachusetts law.




                                               ---------------------------------
                                               William Blocher, Ph.D.


Accepted and Agreed:

WebSecure, Inc.



By:
  ----------------------------------
  Robert Kuzara, President



                                       C-6







SCHEDULE A


                            LIST OF PRIOR INVENTIONS


                           Identifying Number of patents and patent applications
Title       Date           or Brief Description of unpatented personal invention
-----       ----           -----------------------------------------------------



Copyrighted software

Software programs under development



                                       C-7